Exhibit 21

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Incorporation/Organization
ITG Inc.	Delaware
AlterNet Securities, Inc.	Delaware
ITG Ventures Inc.	Delaware
ITG Software Solutions, Inc.	Delaware
ITG Global Production, Inc.	Delaware
ITG Global Trading Incorporated	Delaware
ITG Solutions Network, Inc.	Delaware
ITG Analytics, Inc.	Delaware
The Macgregor Group, Inc	Delaware
Blackwatch Brokerage, Inc.	Delaware
Posit Alert LLC	Delaware
Plexus Plan Sponsor Group, Inc.	California
ITG Derivatives LLC	Illinois
Investment Technology Group International Limited	Ireland
ITG Ventures Limited	Ireland
Investment Technology Group Limited	Ireland
Investment Technology Group Europe Limited	Ireland
ITG Investment Technology Group (Israel) Ltd	Israel
ITG Pacific Holdings Pty Ltd	Australia
ITG Australia Limited	Australia
Vitic Nominees Pty Limited	Australia
Veran Nominees Pty Limited	Australia
ITG Canada Corp	Nova Scotia
TriAct Canada Marketplace LP	Ontario
ITG Solutions Network UK Ltd.	United Kingdom
ITG Asia Holdings Ltd.	Bermuda
ITG Japan Ltd.	Bermuda
ITG Singapore Pte Limited	Singapore
ITG Hong Kong Limited	Hong Kong
ITG Securities (Asia) Limited	Hong Kong
Hoenig (Far East) Limited	Hong Kong
Macgregor Solutions S.L	Spain

Note: Certain subsidiaries were omitted from this list in accordance with Regulation S-K 601(21)(ii).